UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2010 (May 28, 2010)
MISONIX, INC.
(Exact name of registrant as specified in its charter)

New York	1-10986	11-2148932

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1938 New Highway, Farmingdale, NY	11735

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (631) 694-9555
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On May 28, 2010, MISONIX, INC. (the “Company”) sold substantially all of the assets of its high intensity focused ultrasound business (the “Sale”) to USHIFU, LLC (“USHIFU”) for a maximum aggregate cash payment of $5,835,829.00 (the “Maximum Payment”). USHIFU paid the Company $327,479.64 at the closing of the Sale. USHIFU will pay the Company an additional $465,000.00 on or before November 28, 2010. Finally, USHIFU will pay the Company an earn-out of seven percent (7%) of the gross revenues received by USHIFU related to the business sold to USHIFU, up to the time the Company has received $3,000,000.00 and thereafter five percent (5%) of gross revenues up to the Maximum Payment. Attached as Exhibit 99.1 is a press release issued by the Company on May 28, 2010 announcing the Sale.
The foregoing description of the Sale is qualified in its entirety by reference to the provisions of the Asset Purchase Agreement attached to this report as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	Asset Purchase Agreement, dated as of May 28, 2010, among MISONIX, INC., MISONIX HIFU TECHNOLOGIES LIMITED, MISONIX LIMITED and USHIFU, LLC.

Exhibit 99.1	Press Release of MISONIX, INC., dated May 28, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010	MISONIX, INC.
	By:	/s/ Richard Zaremba
Richard Zaremba
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of May 28, 2010, among MISONIX, INC., MISONIX HIFU TECHNOLOGIES LIMITED, MISONIX LIMITED and USHIFU, LLC.

99.1	Press Release of MISONIX, INC., dated May 28, 2010.

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